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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2004

                                 Netegrity, Inc.
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                      1-10139                     04-2911320
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 (State or Other Juris-           (Commission                  (IRS Employer
diction of Incorporation          File Number)               Identification No.)

                        201 Jones Road, Waltham, MA  02451
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(Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code: (781) 890-1700


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.01. Changes in Control of Registrant.

     On November 24, 2004, pursuant to an Agreement and Plan of Merger, dated as of October 6, 2004, by and among Computer Associates International, Inc. ("Computer Associates"), Netegrity, Inc. ("Netegrity") and Nova Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Computer Associates (the "Merger Agreement"), Merger Sub merged with and into Netegrity and Netegrity became a wholly-owned subsidiary of Computer Associates. In the merger, each share of Netegrity common stock outstanding immediately prior to the merger was converted into the right to receive $10.75 in cash, without interest. Following completion of the merger, Computer Associates owns 100% of the voting securities of Netegrity.

     The aggregate consideration to be paid by Computer Associates for the acquisition of 100% of the voting securities of Netegrity will be approximately $439 million. Computer Associates financed the purchase price from its working capital.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NETEGRITY, INC.


Date: November 24, 2004                 By: /s/ Robert B. Lamm
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                                           Robert B. Lamm
                                           Vice President and Secretary